SHAREHOLDERS' VOTING

PROXY AGREEMENT

BETWEEN

ZOU DE JUN

QIU JIAN PING

AND

DALIAN INNOMIND ENVIRONMENT ENGINEERING CO., LTD

October, 2007
DALIAN, CHINA

Shareholders' Voting Proxy Agreement

This Shareholders' Voting Proxy Agreement (the "Agreement") is entered into as of October 3, 2007 between the following parties in Dalian:

Party A: **Dalian Innomind Environment Engineering Co., Ltd.**
Registered Address: NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian.
Legal Representative: Zou De Jun

Party B: **Zou De Jun**
A citizen of PRC, Identity Card Number: 210803196004211518

Party C: **Qiu Jian Ping**
A citizen of PRC, Identity Card Number: 131082196701280423

In this Agreement, Party A, Party B and Party C are called collectively as the "Parties," each of them is called as the "Party," and Party B and Party C are collectively called the "Grantors."

WHEREAS:

1. Party A is a wholly foreign-owned enterprise incorporated under the laws of the People's Republic of China;

2. As of the date of this Agreement, the Grantors are shareholders of Dalian Rino Environment Engineering Science and Technology Co., Ltd. (the "Dalian Rino") and collectively legally hold all of the equity interest of Dalian Rino, of which Party B holds 90% and Party C holds 10%;

3.Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder's voting rights at the shareholders' meeting of Dalian Rino ("Voting Rights") and Party A is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1. Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Dalian Rino's Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Dalian Rino, and to appoint and elect the directors and Chairman as the authorized legal representative of Dalian Rino.

2. The persons designated by Party A shall be the full board of Party A (the "Proxy Holders"). Party A agrees that it shall maintain a board of directors with composition and members identical to the board of directors of the overseas parent company of Party A.

3. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his Voting Rights pursuant to this Agreement.

4. Party C hereby agrees to irrevocably appoint the Proxy Holders with the exclusive right to exercise, on her behalf, all of her Voting Rights in accordance with the laws and Dalian Rino's Article of Association, including but not limited to the rights to sell or transfer all or any of her equity interests of Dalian Rino, and to appoint and elect the directors and Chairman as the authorized representative of Dalian Rino.

5. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party C to exercise his Voting Rights pursuant to this Agreement.

6. All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Dalian Rino, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, neither of Party B and Party C can transfer his equity interests (the "Transferor") of Dalian Rino to any individual or company (other than Party A or the individuals or entities designated by Party A). .

7. Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A change such designated person and reappoint the substituted persons designated by Party A as the new Proxy Holders to exercise his Voting Rights at the shareholder's meeting of Dalian Rino..

8. All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

9. The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

10. This Agreement has been duly executed by the parties' authorized representatives as of the date first set forth above and shall become effective upon execution.

11. This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of, Dalian Rino by Party A;

12. Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

13. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

14. This Agreement is executed in both Chinese and English in three (3) copies; each Party holds one and each original copy has the same legal effect. Both the English version and Chinese version shall have the same effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

PARTY A: Dalian Innomind Environment Engineering Co., Ltd.

(Seal)

Legal Representative/Authorized Representative(Signature):

PARTY B: Zou De Jun

(Signature):

PARTYC: Qiu Jian Ping

(Signature):

This Agreement is agreed and accepted by:

Dalian Rino Environment Engineering Science and Technology Co., Ltd.

(Seal)

Legal Representative/Authorized Representative(Signature):